Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100772 on Form S-8 of the Modine Manufacturing Company, of our report dated June 14, 2006 appearing in this Annual Report on Form 11-K of the Modine 401(k) Retirement Plan for Salaried Employees for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC
    Crowe Chizek and Company LLC

Oak Brook, Illinois
June 26, 2006